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EXHIBIT 10.43

                 GENERAL RELEASE, WAIVER AND COVENANT NOT TO SUE

This GENERAL RELEASE, WAIVER AND COVENANT NOT TO SUE ("Agreement"), is made and entered into on this 29th day of February, 2004, ("Execution Date") by Jeffrey Michael Jenkins (SSN ###-##-####), residing at 2770 Ginger Woods Drive, Aurora, Illinois, hereinafter referred to as "you," and Cabot Microelectronics Corporation, hereinafter referred to as "CMC", on behalf of themselves, their heirs, successors and assigns.

WHEREAS, your employment with CMC is terminated as of FEBRUARY 29, 2004 ("Termination Date");

WHEREAS, you agree that you are entering into this Agreement voluntarily and have been advised to consult an attorney prior to signing it;

WHEREAS, you agree that the cash and other consideration provided pursuant to this Agreement is adequate consideration for the mutual terms, covenants and conditions of it, therefore, the parties do hereby agree as follows:

         1. PURPOSE OF AGREEMENT. The parties have entered into this Agreement to release and to effect a full and final settlement of any and all claims you may have against CMC, including the officers, directors, employees and benefit plans of CMC (collectively "CMC"). This settlement includes all claims against CMC based upon any cause of action you now have or may have in the future arising from any facts or circumstances existing on or prior to the effective date of this Agreement, including but not limited to claims for personal injury, emotional distress, costs and/or attorney's fees.

         2. DENIAL OF LIABILITY. This Agreement is not to be construed as an admission of liability on the part of any party hereto or to any other party. The parties expressly deny liability for any claims asserted or which could have been asserted against them, and enter into this Agreement for the sole purpose of avoiding litigation with respect to any disputed claims which are or could be asserted.

         3. CONSIDERATION. Upon the Execution of this Agreement and after the expiration of the seven (7) day revocation period referenced below, CMC will:

         (a) Pay to you, the sum of two-hundred-four-thousand United States dollars ($204,000 US) the total sum of which, less appropriate taxes and deductions, to be paid to you in twelve equal installments as follows: (i) March 31, 2004; (ii) April 30, 2004; (iii) May 31, 2004;
         (iv) June 30, 2004; (v) July 31, 2004; (vi) August 31, 2004; (vii)
         September 30, 2004; (viii) October 31, 2004; (ix) November 30, 2004;
         (x) December 31, 2004; (xi) January 31, 2005; and, (xii) February 28, 2005. In the event of your death prior to all twelve (12)

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         payments being made, CMC will make any and all remaining payments to your surviving heirs. In the event of a change in control of CMC occurring prior to all twelve (12) payments being made, CMC will make any and all remaining payments to you in a lump sum at such time.

         (b) Make available to you outplacement services worth up to fifteen-thousand United States dollars ($15,000.00 US), to be provided by the outplacement firm of Drake, Beem and Morin, or another firm as mutually agreed upon by us, and used within eighteen (18) months of the Execution Date of this Agreement;

         (c) Make available to you relocation assistance, pursuant to the terms of CMC's standard relocation policy, up to a maximum of thirty-thousand United States dollars ($30,000.00 US), to be used within eighteen (18) months of the Execution Date of this Agreement;

         (d) Make available to you home resale assistance, pursuant to the terms of CMC's standard home resale assistance policy, for the sale of your home at 2770 Ginger Woods Drive, Aurora, Illinois;

         (e) Give to you at no charge your CMC-provided Personal Data Assistant and any directly related equipment;

         (f) Provide a letter of reference from CMC, written by CMC.

         Such consideration under this Agreement, as well as the payment already made to you by CMC on December 15, 2003 of a Short Term Bonus for Fiscal Year 2003 in the amount of ninety-thousand-dollars ($90,000), shall constitute full and final settlement and satisfaction of any and all claims, demands, or causes of action, whether known or unknown, whether for damages or otherwise. No other consideration shall be provided to you for any reason and you agree you will not receive or be eligible for any other consideration in any form. To the extent it is determined that federal or state taxes are due on any part of these proceeds, such taxes and any related penalty or interest charges shall be solely your responsibility.

Any and all non-qualified stock options ("NQSO's") granted to you pursuant to the Amended and Restated 2000 Equity Incentive Plan and relevant Grant Agreements for such NQSO's previously vested are exercisable only pursuant to the respective Grant Agreements and Plan. Participation in, and/or eligibility for, all other CMC benefits, stock option or restricted stock awards, and/or deferred compensation plans, including but not limited to the Short Term Incentive program, are terminated as of your Termination Date. The Change in Control Severance Protection Agreement executed by you on November 10, 2000 is hereby terminated and you agree that Section 1.1(iii) of such agreement applies to your termination and that

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you are not eligible for any benefits or payments pursuant to such agreement.
Any director's and officer's liability insurance carried by CMC will apply to you as a past officer in a manner similar to that provided for other past officers of CMC.

         4. RELEASE BY YOU. In consideration of this Agreement and the consideration provided hereunder, you, for yourself and on behalf of your heirs, executor, administrator, successors and assigns, (hereinafter in this paragraph referred to as the "Releasors"), hereby release, acquit, and forever discharge CMC and its respective officers, employees, directors and benefits plans (hereafter in this Agreement collectively referred to as the "Releasees"), of and from any and all actions, causes of action, claims, demands, rights, damages, costs, expenses, and liabilities of any nature whatsoever (including indemnity), whether now or heretofore known or unknown, accrued or unaccrued, or alleged or not alleged as of the Execution Date, including but not limited to those which are based upon, exist on account of, or in any way arise out of:

         (a) Any and all acts, omissions or activities of the above-named Releasees occurring on or prior to the Execution Date of this Agreement, including those in any way connected, directly or indirectly, with your employment, and the claims defined in subparagraph (b), below;

         (b) Any and all claims alleged or to be alleged, including but not limited to claims under the Age Discrimination in Employment Act, 29 U.S.C. Section 621, et seq., Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e, et seq., the Illinois Human Rights Act, 735 ILCS 5/1-101, et seq., and any other claims arising under laws pertaining to breach of contract, wrongful discharge or any other federal, state or local laws relating in any way to employment, and claims of any of the parties against any Releasees based upon any cause of action they now have or may have in the future arising from any facts or circumstances existing on or prior to the effective date of this Agreement, including but not limited to all claims for costs or attorney's fees.

This Release shall not apply to claims, demands, actions or causes of action arising out of the performance or non-performance by any person of any term, covenant or condition of this Agreement.

You affirm and acknowledge that: 1) you have been advised by CMC to consult with an attorney about the terms of this Agreement before signing it; 2) you have been given a reasonable period of time to consider this Agreement and to decide whether to sign it; 3) you have read and understand this Agreement; and 4) you voluntarily enter into and execute it of your own free will with full knowledge of its terms and conditions.

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         5. ENFORCEMENT OF SETTLEMENT AGREEMENT. In any action brought to enforce or rescind this Agreement, the District Court for the Northern District of Illinois, Eastern Division, shall have jurisdiction and venue with respect to each party hereto. This Agreement may be pleaded as a full and complete defense and may be used as the basis for an injunction against any action at law or proceeding at equity, or any private or public judicial or non-judicial proceeding instituted, prosecuted, maintained or continued in breach hereof. You agree and affirm that you have not and will never institute, maintain or participate in, or in any way aid in the institution or prosecution of, any claim, action or proceeding of any kind against CMC or the other Releasees, including but not limited to, claims related to your employment with CMC or the termination of that employment. If you violate this Agreement by suing CMC or the other Releasees, you agree that you will pay all costs and expenses of defending against the suit incurred by CMC or the other Releasees, including reasonable attorneys' fees, and all further costs and fees, including attorneys' fees, incurred in connection with collection.

         6. RIGHT TO REVOKE. You have at least twenty-one (21) calendar days measured from the day this Agreement is presented to you (until JANUARY 26, 2004), to consider this Agreement, however, you may execute this Agreement before that time, and you certify, by such execution, that you knowingly and voluntarily waived the right to the full 21 days with no pressure by CMC to do so. If you do not execute this Agreement by the Termination Date, you will not be eligible for the consideration specified in Section 3 of this Agreement. Also, you may revoke this Agreement within seven (7) days of its Execution Date, by sending written notice to H. Carol Bernstein, Vice President, Secretary and General Counsel at CMC. If you revoke this Agreement, you will not receive the cash payment or other consideration specified herein. Your termination of employment as of the Termination Date is and will be unaffected by any revocation of, or failure to execute, this Agreement by you.

         7. ATTORNEYS' FEES. In any action brought to enforce or rescind this Agreement or any document required hereby, the prevailing party shall be entitled to the recovery of a reasonable attorneys' fee and reasonably incurred costs of litigation.

         8. CONSTRUCTION OF AGREEMENT AND RELATED DOCUMENTS. This Agreement and the documents required hereby shall be construed in accordance with the laws of the State of Illinois.

         9. INTEGRATION. This Agreement signed by the parties hereto, constitutes the final written expression of the parties and is a complete and exclusive statement of those terms and conditions. Each of the parties acknowledges that no representations or promises not expressly contained in this Agreement and the

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documents required hereby have been made by any party or by the agents or representatives of any party.

         10. NO DISPARAGEMENT. You agree not to make disparaging, malicious, or otherwise negative comments about CMC and/or its personnel, officers, directors, products, services, vendors and vendor personnel, customers and customer personnel, other related third parties, practices or policies. CMC agrees not to make disparaging, malicious or otherwise negative comments about you to any third party.

         11. CONFIDENTIAL/PROPRIETARY INFORMATION. You agree to return to CMC all proprietary/confidential information and personal and intellectual property of CMC and to not disclose to any third party or use CMC's proprietary/confidential information. You affirm and agree that your obligations pursuant to the Cabot Microelectronics Corporation Employee Confidentiality, Intellectual Property and Non-Competition Agreement for Employees in Arizona, Colorado, Illinois, Massachusetts, and Texas you signed on September 7, 2000 ("Confidentiality Agreement"), including but not limited to those to protect all CMC proprietary/confidential information from disclosure and use, and the Confidentiality Agreement itself remain in full force and effect independent from your obligations under this Agreement.

         12. NON COMPETITION/NON SOLICITATION. You specifically agree that as part of the consideration for this Agreement, for twelve (12) months after your Termination Date (or such shorter period as CMC may agree to), you will not, anywhere CMC does business as of your Termination Date, directly or indirectly, alone or as a partner, office, director, employee, consultant or greater than five percent stockholder: (1) engage in the development, manufacture, or sale of chemical mechanical polishing ("CMP") slurries or pads or other fine finish polishing products or services for use in polishing integrated circuits, rigid disks, magnetic heads or MEMS (the "Business"); (2) solicit or do any Business with any customer of CMC with whom you had contact during your employment at CMC to the extent such activity is competitive to CMC; or (3) solicit, interfere with or endeavor to entice away any employee of CMC (such provision does not prohibit your responding to inquiries from current CMC employees about potential employment opportunities, but it does prohibit you from initiating solicitation of a CMC employee and any involvement in the recruitment of a CMC employee following an initial inquiry from the CMC employee). You will not be restricted from being employed by either Rohm and Haas Company or E.I. DuPont Nemours as long as your employment responsibilities are completely unrelated to the Business.

         13. CONFIDENTIALITY. You agree that, except for disclosures specifically required by law or specifically required to enforce any of the terms of this Agreement or the documents required thereby, the terms and conditions of this

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Agreement as well as the payment terms and amount of the settlement as set forth herein shall not be disclosed to nor discussed in any manner, including oral, written, electronic, digital or otherwise, with any person not a party to this Agreement other than your spouse or your attorneys or tax return preparers, each of whom must themselves respect the confidentiality hereof. In addition, neither you nor your spouse, or any other party within your reasonable control shall make any statement of any kind, i.e., oral, written, electronic, digital or otherwise, to any third party, the public or news media with respect to the substance or conclusion of your employment with CMC, this Agreement, and any matters related to the substance of your work for CMC, including anything related to the services provided by, employees of CMC or vendors of CMC and their personnel.

         14. COUNTERPART ORIGINALS. This Agreement may be executed in multiple counterpart originals and shall have the same force and effect as if all signatures appeared on the same original.

         15. FURTHER DOCUMENTATION. To the extent applicable, the parties shall execute such other and further documents as may be reasonably necessary to carry out the terms and conditions of this Agreement.

         16. SEVERABILITY. It is the intent of the parties that each and every provision in this Agreement be enforced. To the extent any provision is held unenforceable, such unenforceability shall not render the remaining terms hereof unenforceable.

         IN WITNESS WHEREOF, the parties hereto have executed counterpart originals of this Agreement as of the date entered above.

                                           CABOT MICROELECTRONICS
                                           CORPORATION



BY:__________________                      BY: __________________________

_____________________                      H. Carol Bernstein
                                           Vice President, Secretary and General
                                           Counsel


THIS AGREEMENT INCLUDES A RELEASE OF ALL CLAIMS, WHETHER KNOWN OR UNKNOWN, INCLUDING ANY UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT. YOU ARE ADVISED TO CONSULT AN ATTORNEY PRIOR TO SIGNING IT.


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